Exhibit 99.2
INVESTOR SUPPLEMENT

DOVER CORPORATION
Revenue, Earnings & Other Data by Segment
(unaudited)(in thousands, except per share data)

	Years Ended December 31,
	2013	2012	2011
REVENUE:
Energy	$1,853,853	$1,788,295	$1,546,684
Engineered Systems	2,538,562	2,498,800	2,453,129
Fluids	1,236,838	1,087,526	890,989
Refrigeration & Food Equipment	1,887,840	1,607,602	1,495,361
Intra-segment eliminations	(1,440)	(768)	440
Total consolidated revenue	$7,515,653	$6,981,455	$6,386,603

EARNINGS FROM CONTINUING OPERATIONS:
Segment earnings:
Energy	$459,649	$466,801	$393,978
Engineered Systems	399,448	369,842	350,363
Fluids	224,523	182,544	162,297
Refrigeration & Food Equipment	267,307	223,397	191,484
Total segments	1,350,927	1,242,584	1,098,122
Corporate expense / other	129,776	135,811	137,395
Net interest expense	120,672	121,268	115,485
Earnings from continuing operations before provision for income taxes	1,100,479	985,505	845,242
Provision for income taxes	266,407	301,027	229,786
Earnings from continuing operations	$834,072	$684,478	$615,456

BASIC EARNINGS PER COMMON SHARE:
Earnings from continuing operations	$4.87	$3.77	$3.31
Weighted average shares outstanding	171,271	181,551	185,882

DILUTED EARNINGS PER COMMON SHARE:
Earnings from continuing operations	$4.81	$3.72	$3.26
Weighted average shares outstanding	173,547	183,993	188,887

ADJUSTED DILUTED EARNINGS PER COMMON SHARE:
Earnings from continuing operations	$4.81	$3.72	$3.26
Gains from discrete and other tax items	0.46	0.09	0.23
Other one-time gains, net of tax	0.02	—	—
Adjusted earnings from continuing operations	$4.33	$3.63	$3.03

OPERATING MARGINS:
Energy	24.8%	26.1%	25.5%
Engineered Systems	15.7%	14.8%	14.3%
Fluids	18.2%	16.8%	18.2%
Refrigeration & Food Equipment	14.2%	13.9%	12.8%
Total segments	18.0%	17.8%	17.2%

DEPRECIATION AND AMORTIZATION EXPENSE:
Energy	$99,075	$87,922	$70,652
Engineered Systems	71,582	74,158	76,423
Fluids	48,812	41,381	24,824
Refrigeration & Food Equipment	67,227	37,295	32,658
Corporate	3,861	2,666	2,560
Consolidated total	$290,557	$243,422	$207,117

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2013					2012
	Q1	Q2	Q3	Q4	FY 2013	Q1	Q2	Q3	Q4	FY 2012
REVENUE:
Energy	$462,679	$465,906	$467,688	$457,580	$1,853,853	$437,438	$442,493	$463,046	$445,318	$1,788,295
Engineered Systems	605,325	639,426	642,205	651,606	2,538,562	619,966	633,355	623,944	621,535	2,498,800
Fluids	273,638	310,137	309,241	343,822	1,236,838	246,603	278,782	285,939	276,202	1,087,526
Refrigeration & Food Equipment	422,468	517,574	521,322	426,476	1,887,840	390,227	423,579	425,416	368,380	1,607,602
Intra-segment eliminations	(133)	(632)	(245)	(430)	(1,440)	(221)	(224)	84	(407)	(768)
Total consolidated revenue	$1,763,977	$1,932,411	$1,940,211	$1,879,054	$7,515,653	$1,694,013	$1,777,985	$1,798,429	$1,711,028	$6,981,455

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES:
Segment earnings:
Energy	$118,708	$109,662	$119,086	$112,193	$459,649	$116,424	$115,688	$118,379	$116,310	$466,801
Engineered Systems	83,283	102,804	111,850	101,511	399,448	82,305	92,817	98,926	95,794	369,842
Fluids	47,601	58,768	63,056	55,098	224,523	41,989	43,325	51,138	46,092	182,544
Refrigeration & Food Equipment	52,110	82,177	86,446	46,574	267,307	56,361	62,789	71,869	32,378	223,397
Total segments	301,702	353,411	380,438	315,376	1,350,927	297,079	314,619	340,312	290,574	1,242,584
Corporate expense / other	33,632	34,860	32,532	28,752	129,776	36,216	36,762	31,874	30,959	135,811
Net interest expense	30,284	30,232	30,236	29,920	120,672	30,027	29,680	30,495	31,066	121,268
Earnings from continuing operations before provision for income taxes	$237,786	$288,319	$317,670	$256,704	$1,100,479	$230,836	$248,177	$277,943	$228,549	$985,505

SEGMENT OPERATING MARGIN:
Energy	25.7%	23.5%	25.5%	24.5%	24.8%	26.6%	26.1%	25.6%	26.1%	26.1%
Engineered Systems	13.8%	16.1%	17.4%	15.6%	15.7%	13.3%	14.7%	15.9%	15.4%	14.8%
Fluids	17.4%	18.9%	20.4%	16.0%	18.2%	17.0%	15.5%	17.9%	16.7%	16.8%
Refrigeration & Food Equipment	12.3%	15.9%	16.6%	10.9%	14.2%	14.4%	14.8%	16.9%	8.8%	13.9%
Total segments	17.1%	18.3%	19.6%	16.8%	18.0%	17.5%	17.7%	18.9%	17.0%	17.8%

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2013					2012
	Q1	Q2	Q3	Q4	FY 2013	Q1	Q2	Q3	Q4	FY 2012
BOOKINGS:
Energy	$515,388	$416,892	$481,021	$440,261	$1,853,562	$482,045	$438,167	$427,395	$453,973	$1,801,580
Engineered Systems	642,764	656,137	600,969	642,468	2,542,338	649,471	624,124	609,813	616,796	2,500,204
Fluids	303,609	298,817	307,729	351,767	1,261,922	259,726	266,554	270,720	276,665	1,073,665
Refrigeration & Food Equipment	482,742	515,320	433,426	450,850	1,882,338	441,607	409,738	375,898	369,126	1,596,369
Intra-segment eliminations	(560)	(708)	(416)	734	(950)	(262)	(425)	(933)	(1,147)	(2,767)
Total consolidated bookings	$1,943,943	$1,886,458	$1,822,729	$1,886,080	$7,539,210	$1,832,587	$1,738,158	$1,682,893	$1,715,413	$6,969,051

BACKLOG:
Energy	$274,733	$218,764	$233,820	$206,790		$257,424	$249,056	$216,011	$224,284
Engineered Systems	510,831	525,697	485,155	474,040		525,446	509,064	495,830	488,714
Fluids	222,255	228,212	228,880	310,330		233,080	208,195	195,966	195,794
Refrigeration & Food Equipment	417,246	412,366	324,042	347,004		416,608	400,354	351,943	360,059
Intra-segment eliminations	(385)	(526)	(387)	(592)		(526)	(311)	(297)	(408)
Total consolidated backlog	$1,424,680	$1,384,513	$1,271,510	$1,337,572		$1,432,032	$1,366,358	$1,259,453	$1,268,443

Details of New Segment Structure

Dover’s new segment structure is comprised of the following four segments and their respective business units:

•	The Energy segment is comprised of Norris Production Systems, Tulsa Winch Group, US Synthetic, Cook Compression, Waukesha Bearings and Quartzdyne;

•
The Engineered Systems segment is comprised of two platforms, Printing & Identification and Industrial. Within the Printing & Identification platform is Datamax O’Neil, Markem Imaje, MS Printing Solutions and OK International. The Industrial platform includes De-Sta-Co, Environmental Solutions Group, Performance Motorsports, Texas Hydraulics, Vehicle Service Group, Warn, Microwave Products Group and Sargent;

•	The Fluids segment is comprised of Pump Solutions Group, OPW, PDQ, HydroSystems and Colder;

•	The Refrigeration & Food Equipment segment is comprised Hillphoenix, SWEP, Tipper Tie, Unified Brands and Belvac.